                                                                     EXHIBIT 4.4


                         GENERAC PORTABLE PRODUCTS, LLC
                                   GPPW, INC.

                        11 1/4% Senior Subordinated Note
                               due 2006, Series B


                                                             CUSIP No.:36873PAC6

No. [         ]                                                  $[            ]


                  GENERAC PORTABLE PRODUCTS, LLC, a limited liability company (the "Company", which term includes any successor), and GPPW, INC., a Wisconsin corporation ("GPPW", which term includes any successor and, together with the Company, the "Issuers"), for value received jointly and severally promise to pay to [ ] or registered assigns, the principal sum of [ ] Dollars, on July 1, 2006.

                  Interest Payment Dates: January 1 and July 1, commencing on January 1, 1999.

                  Interest Record Dates:  December 15 and June 15.

                  Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, each of the Issuers has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           GENERAC PORTABLE PRODUCTS, LLC


                                           By: ________________________________
                                               Name:
                                               Title:


                                           By: ________________________________
                                               Name:
                                               Title:


                                           GPPW, INC.


                                           By: ________________________________
                                               Name:
                                               Title:


                                           By: ________________________________
                                               Name:
                                               Title:

Dated:  [                     ]

This is one of the 11 1/4% Senior Subordinated Notes due 2006, Series B, described in the within-mentioned Indenture.


Dated: [       ]
                                           MARINE MIDLAND BANK,
                                              as Trustee


                                           By: ________________________________
                                                Authorized Signatory

                                                or


                                           MARINE MIDLAND BANK,
                                             as Trustee


                                           By Bankers Trust Company,
                                             as Authenticating Agent


                                           By: _______________________________
                                                Authorized Signatory

                                (REVERSE OF NOTE)


                         GENERAC PORTABLE PRODUCTS, LLC
                                   GPPW, INC.


                        11 1/4% Senior Subordinated Note
                               due 2006, Series B


1.       Interest.

                  The Issuers jointly and severally promise to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 9, 1998. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  In addition, the Issuers shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by this Note.

                  The Notes are not entitled to the benefit of any mandatory sinking fund.

2.       Method of Payment.

                  The Issuers shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in United States Legal Tender (as defined in the Indenture referred to below). However, the Issuers may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such United States Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                  Initially, Bankers Trust Company will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers may, subject to certain exceptions, act as Registrar.

4.       Indenture.

                  The Issuers issued the Notes under an Indenture, dated as of July 1, 1998 (the "Indenture"), by and among the Issuers and Marine Midland Bank, as Trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Issuers designated as their 11 1/4% Senior Subordinated Notes due 2006, Series B, under the Indenture.

The aggregate principal amount of Notes which may be issued under the Indenture is limited (except as provided in the Indenture) to $160,000,000. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them.

5.       Subordination.

                  The Notes are unsecured obligations of the Issuers and are subordinated in right of payment to all Senior Debt of the Issuers to the extent and in the manner provided in the Indenture. Each Holder of a Note, by accepting a Note, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose. The Notes will rank pari passu in right of payment with any future senior subordinated indebtedness of the Issuers and will rank senior in right of payment to any other subordinated obligations of the Issuers.

6.       Optional Redemption.

                  The Notes will be redeemable, at the Issuers' option, in whole at any time or in part from time to time, on and after July 1, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                                                 Percentage
----                                                                                 ----------
2002.......................................................................            107.625%
2003.......................................................................            104.750%
2004.......................................................................            102.875%
2005 and thereafter........................................................            100.000%

7.       Optional Redemption upon Public Equity Offerings.

                  At any time, or from time to time, on or prior to July 1, 2001, the Issuers may, at their option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem the Notes at a redemption price equal to 111.25% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

                  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of Holdings or the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, other than an offering pursuant to Form S-8 (or any successor thereto); provided that, in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the preceding paragraph.

8.       Selection and Notice of Redemption.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

9.       Change of Control Offer.

                  Following the occurrence of a Change of Control, the Issuers shall, within 30 days, make a Change of Control Offer for all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

10.      Limitation on Disposition of Assets.

                  The Issuers are, subject to certain conditions, obligated to make a Net Proceeds Offer for Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Payment Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the excess proceeds of certain Asset Sales.

11.      Denominations; Transfer; Exchange.

                  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption, except the unredeemed portion of any Note being redeemed in part.

12.      Persons Deemed Owners.

                  The registered Holder of a Note shall be treated as the owner of it for all purposes.

13.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.      Legal Defeasance and Covenant Defeasance.

                  The Issuers may be discharged from their obligations under the Indenture and the Notes, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

15.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

16.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Issuers must report quarterly to the Trustee on compliance with such limitations.

17.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Affiliates as if it were not the Trustee.

19.      No Recourse Against Others.

                  No director, officer, employee, stockholder or member of the Issuers, as such, shall have any liability for any obligation of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.      Authentication.

                  This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on this Note.

21.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22. CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.      Governing Law.

                  The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect of applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to
_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________________________
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:___________________              Signed:  ______________________________
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)


Signature Guarantee:
_______________________________
         Participant in a recognized Signature Guarantee
         Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

                  If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $_____________

Dated:___________________          Your Signature: _______________________
                                            (Signed exactly as name appears
                                            on the other side of this Note)

Signature Guarantee:
_____________________________

                               SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                               [FORM OF GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE


     The Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guaranty being referred to herein as the "Guarantee") the due and punctual payment of the principal of, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

     The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt of the Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture or the Authenticating Agent by the manual signature of one of its authorized officers.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        [                             ]
                                         -----------------------------


                                        By:
                                           ---------------------------
                                           Name:
                                           Title: